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                                                                    EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 2004, included in the Proxy Statement of First Health Group Corp. and Prospectus of Coventry Health Care, Inc. that is made a part of the Coventry Health Care, Inc. Registration Statement (Form S-4 No. 333-00000) for the registration of 16,456,965 shares of its common stock.


                                              /s/ Ernst & Young LLP


Baltimore, Maryland
December 22, 2004